UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 9, 2014

NEVADA PROPERTY 1 LLC
(Exact Name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 698-7000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2014, the Company issued a press release announcing John Unwin’s intention to resign from his position as Chief Executive Officer of Nevada Property 1 LLC (the “Company”) and as a member of the Board of Directors of the Company, which resignation is contingent upon and will be effective as of the closing of the previously-announced sale of the Company to an affiliate of Blackstone Real Estate Partners VII L.P.  Mr. Unwin’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.  Mr. Unwin will stay on in a consulting capacity after his departure to assist with the transition.  A copy of Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Company Press Release dated December 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC

By:	/s/ Ronald G. Eidell
	Name:	Ronald G. Eidell
	Title:	Chief Financial Officer

Date:  December 12, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Company Press Release dated December 9, 2014